UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       February 28, 2008

The Penn Traffic Company
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-9930	25-0716800
(Commission File Number)	(I.R.S. Employer Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of principal executive offices)	(Zip Code)

(315) 453-7284
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On February 28, 2008, The Penn Traffic Company (the “Company”) approved the granting of awards pursuant to agreements (each, an “Agreement”) with Gregory J. Young, Tod Nestor and David Adamsen, each of whom is a named executive officer of the Company, and ten other senior employees of the Company (each such person, a “Recipient”). The Agreements provide that upon a Change of Control of the Company (as defined under the Company’s 2006 Omnibus Award Plan (the “Plan”)), the Recipients who are named executive officers would be entitled to the following amounts, payable in cash or in shares of the Company’s common stock (or a combination of both), all as determined by the Board of Directors of the Company:

Potential Change of Control Payments Pursuant to Agreements

Recipient	Per Share Value (Low) $10.00	Per Share Value (High) $14.99	Per Share Value (Low) $15.00	Per Share Value (High) $19.99	Per Share Value (Low) $20.00
Gregory Young	$522,755	$783,610	$1,045,510	$1,393,316	$1,742,516
Tod Nestor	$298,717	$447,777	$597,434	$796,181	$995,724
David Adamsen	$99,572	$149,259	$199,145	$265,394	$331,908
Total	$921,044	$1,380,646	$1,842,089	$2,454,891	$3,070,148

Each Agreement also provides that, in consideration for the amounts payable thereunder, each Recipient agrees not to compete with the Company or solicit any of the Company’s employees during such Recipient’s employment with the Company and for a period of time following termination of such Recipient’s employment.

As previously reported, the Company is not current with its public reporting obligations under the Securities Exchange Act of 1934, as amended. Consequently, the Company is not capable of granting either stock options or restricted stock to its employees in compliance with federal securities laws without relying on an exemption from the registration requirements. As a result, the Board of Directors of the Company determined to provide its key employees with the benefits provided pursuant to the Agreements in the event the Company is a party to a Change of Control prior to the date on which the Company could grant such employees stock options or restricted stock awards under the Plan in compliance with federal securities laws.

On February 28, 2008, the Company also approved the amendment of certain change in control protection agreements the Company entered into on April 17, 2006 and thereafter (and whose terms were disclosed on the Company's Current Report on Form 8-K filed on April 18, 2006) with Messrs. Young, Nestor and Adamsen and 13 other employees. The change in control protection agreements had provided that payments under the agreements would be cut back if and to the extent that the payments, together with any other payments, made the recipients subject to the so-called golden parachute excise tax under section 4999 of the Internal Revenue Code. As amended, the agreements would provide that payments to the employees will be reduced to the point at which the employee would not be subject to the golden parachute excise tax only if the employee will receive a greater after-tax benefit if the payments were so reduced than he would receive if the full payments were made to him and he was required to pay the excise tax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney Title: SVP – General Counsel

Dated: March 5, 2008

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